                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 MARCH 15, 1999

                              ROYAL OAK MINES INC.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

                          COMMISSION FILE NUMBER 1-4350

ONTARIO, CANADA                                  98-0160821
---------------                                  ----------
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                   No.)

C/O ROYAL OAK MINES (USA) INC.
5501 LAKEVIEW DRIVE
KIRKLAND, WASHINGTON
U.S.A.                                           98033-7314
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(Address of principal executive offices)         (Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code
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Item 5.   Other Events

         On March 15, 1999, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]


                 FOR IMMEDIATE RELEASE FROM KIRKLAND, WASHINGTON


                                 MARCH 15, 1999

--------------------------------------------------------------------------------

                     ROYAL OAK CLARIFIES NEWSPAPER ARTICLES

ROYAL OAK MINES INC. (TSE: RYO) wishes to respond to articles that appeared in Canadian national newspapers this weekend to clarify facts related to payments made on two insurance policies and on an equipment operating lease.

Royal Oak submitted two cheques to Sun Life of Canada to cover insurance premiums for extended benefits for all company employees, who number over 1000 persons, after Sun Life threatened to cancel the policy. Subsequently, Trilon Financial Corporation, a major creditor of the Company asked Royal Oak, to stop payment on the cheques. Payments were stopped on March 11, 1999. Royal Oak's employees' extended benefits are therefore not currently covered by insurance.

Royal Oak also submitted a cheque to Pacific Life for insurance premiums, which were due under a life insurance plan for senior executives. There is no immediate benefit to any of the executives named in this life insurance plan. Royal Oak requested Pacific Life to refund the premium. Two refund cheques were received from Pacific Life on March 12, 1999.

The third payment concerns an operating lease on the shovel and drill at the Company's Kemess South Mine. The Company wired the payment to Trilon Bancorp Inc. after Trilon Financial Corporation threatened to remove the equipment from the mine site. This action would have brought production at the mine to a halt. Royal Oak requested Trilon to refund the payment. The refunded payment was wired into Royal Oak's bank account on March 11, 1999.

Royal Oak wishes to emphasize that all three payments were included in the Company's operating budget that was presented to Trilon and the Court-appointed Monitor, PriceWaterhouseCoopers LLP. Payments for the three above-mentioned items were covered under the $8.4 million working capital advance that was to have been immediately provided to the Company by Trilon pursuant to the Company obtaining protection from its creditors on February 15, 1999. Problems with the timing of these payments arose only because the Company has not received the full amount of the advance. Actions taken by the Company in making the above three payments were in accordance with the budget previously submitted to Trilon and the Monitor and were not the result of any wrongdoing. Management believed it was acting in good faith and in the best interests of the Company and its employees to maintain operations and preserve values for the benefit of all stakeholders.

For further information, contact:

J. Patrick Howe
Howe & Company Inc.
(416) 863-6632
E-mail:  jphowe@howeco.com


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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               ROYAL OAK MINES INC.


Date:  March 15, 1999                           By: /s/ M.K. Witte
                                                    ---------------------
                                                    M.K. Witte
                                                    President and CEO


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